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                                                                  EXHIBIT 23.02


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
VERITAS Software Corporation:

We consent to incorporation by reference herein of our report dated January 25, 2002, relating to the consolidated balance sheet of VERITAS Software Corporation and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the year ended December 31, 2001 and the related consolidated financial statement schedule listed in the index at Item 14(a), which report appears in the December 31, 2001, annual report on Form 10-K of VERITAS Software Corporation.

/s/ KPMG LLP

Mountain View, California
May 24, 2002